UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 20, 2009

The Orchard Enterprises, Inc.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	000-51761	20-3365526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23 East 4th Street 3rd Floor New York, New York	10003
(Address of Principal Executive Offices)	(Zip Code)

(Registrant's telephone number, including area code): (212) 201-9280

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On November 13, 2009, The Orchard Enterprises, Inc. (the “Company”) issued a press release disclosing that on November 12, 2009, the Company received a letter (the “November 12, 2009 Letter”) from The Nasdaq Stock Market stating that the Company was not in compliance with Nasdaq’s continued listing criteria for listing on The Nasdaq Global Market under Listing Rule 5450(b)(1)(C) because of the Company’s failure to maintain a minimum Market Value of Publicly Held Shares (MVPHS) of $5,000,000 over a 30 consecutive business day period.

On November 20, 2009, the Company received a letter from The Nasdaq Global Market stating that based on information subsequently received by the Nasdaq staff, the November 12, 2009 Letter was issued in error and the matter was closed.  On November 24, 2009, the Company issued a press release reporting receipt of the November 20, 2009 Nasdaq letter, and a copy of the press release is attached as Exhibit 99.1 hereto and in incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated November 24, 2009

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Orchard Enterprises, Inc.

Date: November 24, 2009	By:	/s/ Nathan Fong
Name: Nathan Fong
Title: Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release dated November 24, 2009